                                                                   EXHIBIT 10.11


                               LEASE AGREEMENT


        THIS LEASE AGREEMENT (herein referred to as the "Lease") is made and entered into by and between MAX BOWEN (the "Landlord") and BOWEN-SMITH CORP., a Delaware corporation (the "Tenant"), whereby Landlord leases to Tenant, and Tenant leases from Landlord that certain commercial building containing approximately 7,200 square feet of space located at 12454 Old Galveston, Webster, Texas (hereinafter called the "Leased Premises").

        1.      TERM.

                (a) It is intended hereby that Landlord and Tenant shall each have vested rights immediately upon execution of this Lease, and that this Lease shall be fully binding upon the parties hereto and shall be in full force and effect from and after execution hereof by Landlord and Tenant. The term hereof shall commence on December 24, 1987, and the term hereof shall end on December 23, 1994 (subject to the renewal option set forth below) unless this Lease is sooner terminated as hereinafter provided.

                (b) The Tenant shall have the option to renew this Lease Agreement for one additional three (3) year term (the "Option Term") upon the same terms, covenants and conditions as herein provided, except, that the rental during said Option Term shall be determined as set forth in Paragraph 5(b) below; provided, further, Tenant shall give Landlord written notice of the exercise of said option within ninety (90) days of the expiration of the term set forth above. No further instrument shall be required to be executed, but the term of this Lease shall, thereupon, be extended, subject to the provisions contained herein.

        2. Taxes. Each year during the term of this Lease, Tenant shall reimburse Landlord for all real estate taxes assessed against the Leased Premises. Landlord shall furnish to Tenant a copy of the real estate tax invoice and proof of payment and Tenant shall reimburse Landlord for such taxes within ten (10) days after receipt of said invoice. Tenant shall also be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Leased Premises. Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit tax that is or may be imposed upon Landlord, its successors or
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assigns, unless such taxes shall be levied upon the rent reserved herein instead and in lieu of real estate taxes upon the Leased Premises.

        3. Utilities. Tenant shall promptly pay all charges for utility services in, on and in connection with the Leased Premises. Landlord shall not, in any event, be liable in damages or otherwise for the failure or interruption of any utility service at the Leased Premises, and no such failure or interruption of utility services shall entitle Tenant to terminate this Lease.

        4. Holding Over. Failure of Tenant to surrender the Leased Premises at the expiration of the Lease (including any renewal term) constitutes a holding over which shall be construed as a tenancy from month to month at a rental determined in accordance with the provisions of Paragraph 5(b) below.

        5.      Rent

                (a) Tenant agrees to and shall pay to Landlord, at Landlord's address hereafter set out, as rent for the Leased Premises, for the entire term hereof, the total sum of Three Hundred Thirty-six Thousand and No/100 Dollars ($336,000.00), which shall be payable, without demand or notice, in monthly payments of $4,000.00 each, such rental to be due and payable to Landlord in advance, on or before the first (1st) day of each month during the term hereof, commencing December _____, 1987, and continuing on the first (1st) day of each month thereafter for the full term of this Lease until the total rental provided for above shall be paid. If rent is not received by Landlord by the fifth (5th) day of each month, Tenant shall pay a late charge to Landlord equal to One Hundred and No/100 Dollars ($100.00), which the parties hereto agree represents a fair and reasonable estimate of expenses and costs Landlord will incur by reason of late payment by Tenant.

                (b) In the event the Tenant exercises the renewal option as set forth in Paragraph 1(b) above, the rent payable during such Option Period shall be adjusted for any increase in the cost of living between the calendar year 1986 and the calendar year 1991, which shall be determined based on the increase, if any, in the Consumer Price Index (1957 - 1959 equals 100, 1964 Revision) for all items in all cities reported, as published by the Bureau of Labor Statistics of


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the United States Department of Labor.  The 1986 rate shall be subtracted from the 1991 rate and the increase, if any, shall be expressed as a percentage increase. The percentage increase shall then be multiplied by the monthly rental during the initial term, $4,000.00, and added to such rental rate, and the sum of such amount shall be the monthly rental rate payable during each month of the renewal term. The Landlord shall notify the Tenant of such increase at least ten (10) days prior to the first day of the month for which such increase will be effective.

        6. Use. Tenant shall use the Leased Premises for general office use in the operation of a tower leasing business and for any other purpose related thereto, and for no other purpose without the express prior written consent of Landlord not to be unreasonably withheld or delayed.

        7. Security Deposit. Tenant shall pay to Landlord, to secure Tenant's faithful performance hereunder, including, but not limited to, payment of rent, on the date hereof, the sum of Four Thousand and No/100 Dollars ($4,000.00).

        8. Insurance. Tenant shall obtain and maintain fire and extended coverage insurance on the improvements on the Leased Premises in an amount reasonably satisfactory to Landlord. Tenant shall provide public liability and property damage insurance for its business operations on the Leased Premises in the amount of_______________ Dollars ($______) which policy shall cover the Landlord as well as the Tenant. Said insurance policies required to be provided by Tenant herein shall name Landlord as an insured and shall be issued by an insurance company reasonably satisfactory to Landlord and shall provide that no cancellation or modification of such insurance shall be effective without ten (10) days prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein within three (3) weeks of the date hereof. Tenant shall be solely responsible for fire and casualty insurance on Tenant's property on or about the Leased Premises. If Tenant does not maintain such insurance in full force and effect, Landlord may notify Tenant of such failure and if Tenant does not deliver to Landlord within ten (10) days after such notice certification showing all such insurance to be in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance to comply with the provisions hereof and pay the premiums on the items specified in such notice, and Tenant covenants thereupon

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on demand to reimburse and pay Landlord, as additional rent hereunder, any amount so paid or expended in the payment of the insurance premiums required hereby and specified in the notice, with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord until repaid by Tenant.

           9. Quiet Enjoyment. Landlord covenants, represents and warrants that it and no other person or corporation has the right to lease the Leased Premises to Tenant. Landlord further covenants, represents and warrants that Tenant upon paying the rent and performing its obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Leased Premises throughout the term hereof and any extension thereto without hindrance, ejection or molestation by any person claiming by, through or under Landlord.

          10. Condition of Premises. Tenant has examined and accepts the Leased Premises in its present "AS IS" condition as suitable for the purposes for which the same are leased.

          11. Maintenance and Repairs. Landlord shall have no obligation to make repairs or maintain the Leased Premises, except as herein provided. The Tenant shall, at Tenant's sole cost and expense, keep the Leased Premises (including the parking area) in good and clean condition, order and repair, and shall make all necessary repairs and replacements thereto (including, but not limited to keeping the foundation, exterior walls and roof in good repair and the replacement of cracked or broken glass). If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, then Landlord may, but shall not be obligated to, make such repairs, without liability to Tenant for any loss or damage which may result by reason of such repairs, and Tenant shall pay to Landlord, upon demand, as additional rent hereunder, the cost of such repairs plus interest at the rate of ten percent (10%) per annum. At the termination of this Lease, Tenant shall deliver the Leased Premises to Landlord, in good order and condition, reasonable wear and tear alone excepted.

          12. Alterations. No structural alterations, additions or improvements will be made to the Leased Premises without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. All alterations, additions and improvements, except personal property and trade





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fixtures, installed at expense of Tenant, which are consented to by Landlord, shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof on the termination of this Lease. Landlord agrees that the personal property and trade fixtures of Tenant located at the Leased Premises will not be deemed "fixtures" and will remain the personal property of Tenant subject to the security interest of the Secured Party, as hereinafter defined. If consent is granted for the making of improvements or alterations to the Leased Premises, such improvements or alterations shall not commence until Tenant has furnished to Landlord a certificate of insurance showing coverage in an amount reasonably satisfactory to Landlord protecting Landlord from liability for injury to any person and damage to property, on or off the Leased Premises, in connection with the making of such improvements or alterations. At the termination of this Lease, Tenant shall deliver the Leased Premises to Landlord, in good order and condition, reasonable wear and tear alone excepted. Any damage caused by the installation or removal of trade fixtures shall be repaired at Tenant's expense prior to the expiration of the lease term or any extension thereof. All alterations, improvements, additions and repairs made by Tenant shall be made in good and workmanlike manner. Tenant agrees to discharge within sixty (60) days after written notice by Landlord, any lien or claim to be asserted, attached or filed against the Leased Premises or any portion thereof, by reason of any alteration or repair, addition, and Tenant hereby further agrees to indemnify and save Landlord harmless from and against any and all costs, expenses, liabilities, damages, suits, liens, claims and demands (including, but not limited to reasonable attorney's fees) resulting from any alteration, repair or addition to the Leased Premises by Tenant, or any lien or claim asserted against the Leased Premises or Landlord for work done for or on behalf of Tenant at the Leased Premises.

        13. Compliance with Laws and Regulations. Tenant shall, at its own expense, comply with all laws, orders, rules and requirements of all governmental entities with reference to the use and occupancy of the Leased Premises.

        14. Assignment and Subletting. Tenant shall not assign this Lease or sublet the Leased Premises or any interest without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld or delayed. However, Landlord's consent shall not be required if the assignment or subletting is (1) to a parent, subsidiary, affiliate, or controlled corporation of Tenant; (2) to any



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
successor by consolidation or merger; or (3) to a corporation or other business entity to which Tenant may sell all or substantially all of its assets. An assignment or subletting without the written consent of Landlord, if required, shall be void and shall, at the option of Landlord, terminate this Lease. If consent to an assignment or subletting is given by Landlord, it is agreed and understood that Tenant shall remain liable hereunder for payment of all rent and other sums due or to become due hereunder for the full term of this Lease, and for the carrying out of all of the terms and provisions hereof.

        15. Destruction. In the event the Leased Premises is partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord, and Landlord may at his option repair the damage and restore the Leased Premises to substantially the same condition as immediately prior to the occurrence of the casualty. If the Leased Premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy by fire or other casualty, or if Landlord shall decide not to repair or rebuild, this Lease shall terminate and the rent shall be paid to the time of such casualty.

        16. Tenant Default. The following events shall be deemed to be events of default by Tenant under this Lease:

                (a) Tenant shall fail to pay any installment of rent (or any additional rent or any other sums of money provided to be paid hereunder) when due, and such non-payment shall continue for ten (10) days after written notice thereof by Landlord;

                (b) Tenant shall fail to comply with any other term, provision or covenant of this Lease, and such non-compliance shall continue for ten (10) days after written notice thereof by Landlord;

                (c) Tenant shall become insolvent, or shall make transfer in fraud of creditors, or shall make an assignment for the benefit of creditors;

                (d) Tenant shall file a petition (or there shall be commenced against Tenant proceedings which proceedings are not discharged within sixty (60) days) under any section or chapter of the Bankruptcy Code, 11 U.S.C. Section 1.01, et. seq., as the same




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        may be amended from time to time, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant under the Bankruptcy Code, which proceedings are not discharged within sixty (60) days;

                (e) A receiver or trustee shall be appointed for all, or substantially all, of the assets of Tenant and such appointment shall not be vacated within thirty (30) days after such appointment; or

                (f)  Tenant shall desert, abandon or vacate the Leased
        Premises.

                Upon the occurrence of any of the events of default specified above, or upon the occurrence of any other default hereunder or breach of this Lease by Tenant and in any such event after the applicable grace period, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever (except as otherwise expressly provided for herein), to-wit:

                (a) Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person or persons who may be occupying said Leased Premises, or any part thereof, without being liable for prosecution or any claim for damages therefor, and Tenant agrees to pay to Landlord, on demand, the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises on satisfactory terms, or otherwise;

                (b) Declare the entire amount of rent which would have become due and payable during the remainder of the term hereof to be due and payable immediately. In such event, Tenant agrees to pay the same at once, together with all other amounts theretofore due to Landlord, provided, however, that such payments shall not constitute a penalty, forfeiture or liquidated damages, but shall merely constitute payment in advance of the rent due hereunder for the remainder of the term hereof. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant






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        thereafter occurring to comply with any term, provision, condition or covenant of this Lease;

           (c) Landlord may terminate Tenant's right of possession (but not the Lease) and may repossess the Leased Premises by forcible entry or detainer suit, or otherwise, without terminating this Lease, and Landlord may relet the Leased Premises, as the agent of the Tenant, and receive the rent therefor; and in any event, Tenant shall pay Landlord the cost of renovating, repairing and altering the Leased Premises for a new tenant or tenants, and any deficiency in rent that may arise by reason by such reletting shall be payable to Landlord on demand; provided, however, the failure or refusal of Landlord to relet the Leased Premises shall not, in any event, release or affect Tenant's liability for rent or for damages, and any such rent and damages shall be paid by Tenant on the dates specified herein;

           (d) Landlord may enter upon the Leased Premises, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, and may enter the Leased Premises, by force, if necessary, without being liable to prosecution or any claim for damages therefor. Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord, or otherwise; and

           (e) Enforce the full and specific performance by Tenant of all of its obligations under this Lease in any manner or made provided by law or equity.

           In the event of termination of this Lease, or termination of Tenant's right to possession of the Leased Premises, or repossession of the Leased Premises by Landlord due to an event of default by Tenant, the Landlord shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect any rental after reletting; but Landlord shall have the option to so relet or attempt to relet, and in the event of reletting Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use or purpose.


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        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided for, or any other remedies provided by law, nor shall pursuit of any remedies herein provided constitute a forfeiture or waiver of any rent or other sums due Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In the event of a default by Tenant hereunder, Tenant covenants and agrees to pay, and to indemnify Landlord against, all legal costs, charges and expenses, including, but not limited to, reasonable attorneys' fees incurred by Landlord as a result of a default hereunder, or incurred by Landlord in obtaining possession of the Leased Premises after default of Tenant, or in enforcing any covenant or agreement of Tenant hereunder.

        No re-entry or taking of possessions of the Leased Premises, or the removal of any person or property therefrom, pursuant to the provisions hereof, shall be deemed as an acceptance or surrender of this Lease or the Leased Premises, or the liquidation or satisfaction to any extent whatsoever of Tenant's obligations hereunder, unless any acceptance, liquidation, or satisfaction is set forth in a written notice, executed by Landlord.

        Notwithstanding anything to the contrary contained herein, in the event that a default by Tenant (other than a default in the payment of rent) cannot be cured within the grace periods provided in this Paragraph 16, such default shall be deemed to have been cured if Tenant shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

        17. Lien. Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in all property of Tenant found on the Leased Premises to secure the compliance by Tenant with all terms of this Lease. In the event of default, Landlord or its agents may peaceable enter the Leased Premises and remove all property and dispose of same as Landlord shall fee fit. Tenant shall be entitled to grant a lien upon Tenant's interest in this Lease, to any lender of funds to Tenant, (the "Secured Party"), including without limitation the right to grant a security interest in its leasehold interest hereunder, by way of a leasehold mortgage, deed of trust and/or a collateral assignment to Heller Financial, Inc., at 101 Park


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Avenue, New York, New York 10178 Attn:  LFG Portfolio Manager.  Landlord shall give Secured Party notice of any default by Tenant simultaneously with the giving of such notice to Tenant. Secured Party, if it so elects, may cure any default of Tenant within the time permitted in the Lease, if no cure period is provided, 10 days after its receipt of such notice.

        18. Subordination. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed on the Leased Premises and Tenant agrees on demand to execute such further instruments subordinating this Lease as Landlord or Landlord's mortgagee (if any) may request.

        19. Indemnity. Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, visitors, invitees, or any other persons for any injury to any such persons or for any damage to property caused by any act, omission, or neglect of Tenant or Tenant's agents or employees. Tenant agrees to indemnify and hold Landlord and its employees and agents harmless from any and all claims (including but not limited to reasonable attorneys' fees) for any such injury and/or damages, whether the injury or damages occur on or off the Leased Premises.

        20. Signs. Tenant shall not post or paint any signs at on, or about the Leased Premises or paint the exterior walls of any building except with the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

        21. Tenant Bankruptcy. Subject to the rights of Secured Party hereunder, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C., Section 101, et seq. (the "Bankruptcy Code"), any and all moneys or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to, and shall be and remain the exclusive property of, the Landlord and shall not constitute property of Tenant, or the estate of Tenant, within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord to be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have


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assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

        22. Condemnation. If the whole or any substantial part of the Leased Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the Leased Premises be sold to a condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Lease effective from the date of the physical taking of the Leased Premises.

        23. Notices. Whenever this Lease provides for notice from Landlord to Tenant or from Tenant to Landlord, the same shall be deemed delivered if (and when) actually received, or whether or not actually received, if (and when) deposited in the United States Mail, by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

To Landlord:                         To Tenant:

Max Bowen                            Bowen-Smith Corp.
12454 Old Galveston                  c/o Telephone Asset Management Corporation
Webster, Texas                       400 Park Avenue
                                     Suite 400
                                     New York, New York  10022
                                     Attention:  George Weiss

With copy to:                        With copy to:

J. Gordon Zuber, Esq.                Barry A. Adelman, Esq.
Weycer, Kaplan, Pulaski & Zuber      Rubin Baum Levin Constant & Friedman
1414 Summit Tower                    30 Rockefeller Plaza
Eleven Greenway Plaza                New York, New York  10112
Houston, Texas  77046

        24. Default by Landlord. In the event of breach by Landlord of any covenant, warranty, term or obligation of this Lease, then Landlord's failure to cure same or commence a good faith effort to cure same within fifteen (15) days after written notice thereof by Tenant to Landlord shall be considered a default and shall entitle Tenant either to terminate this Lease or cure the default and any reasonable expenses incurred by Tenant in curing such default shall be reimbursed by the Landlord after thirty (30) days notice of



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the repairs and expenses incurred.

          25. Signs. During the last ninety (90) days of this Lease, a "For Sale" sign and/or a "For Lease" sign may be displayed on the Leased Premises by Landlord, and the Leased Premises may be shown at reasonable times to prospective purchasers or tenants.

          26. Right of Entry. Landlord shall have the right during normal business hours to enter the Leased Premises (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this Lease, or (c) for any other reasonable purpose.

          27. Waiver of Breach. The waiver by Landlord of any breach of any provision of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this Lease.

          28. Binding of Heirs and Assigns. Subject to the provisions of this Lease pertaining to assignment of the Tenant's interest, all provisions of this Lease shall extend to and bind, or inure to the benefit not only of the parties to this Lease but to each and every one of the heirs, executors, representatives, successors and assigns of Landlord or Tenant.

          29. Rights and Remedies Cumulative. The rights and remedies by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its rights to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

          30. Texas Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and in the event of any dispute hereunder, venue shall lie in Harris County, Texas.

          31. Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Lease shall be construed as if such invalid, illegal or unenforceable





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
provision had never been contained herein.

        32. Prior Agreements Superseded. This Lease constitutes the sole and only agreement of the parties to this Lease and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Lease.

        33. Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless it is in writing dated subsequent to the date hereof and duly executed by the parties and countersigned by the Secured Party.

        34. Attorney's Fees. Any signatory to this Lease who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this Lease shall be additionally entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition, travel and witness costs, from the non prevailing party.

                EXECUTED this [Closing Date] 23rd day of December, 1987

                                     TENANT:  BOWEN-SMITH CORP.

                                       By:  /s/ JOHN S. HIGGENS
                                          -----------------------------
                                       Its: President
                                           ----------------------------


                                     LANDLORD:  MAX BOWEN

                                           /s/  MAX BOWEN
                                           ----------------------------





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